Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo Creates Two, Key Executive Leadership Team Roles;
Appoints André Lanning to Chief Commercial Officer Role

BERWYN, Pa — February 21, 2022 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics and latex binders today announced that it has created two new Executive Leadership Team positions – the roles of Chief Technology Officer (CTO) and Chief Commercial Officer (CCO).

“As we continue our journey to transform into a specialty solutions provider and as part of an effort to define a path forward, we have created two critical Executive Leadership roles as catalysts towards achieving our goals,” said Frank Bozich, Trinseo President and Chief Executive Officer. “The role of CTO will drive the development of differentiated technology and innovation that allows Trinseo to meet unfilled and unrecognized customer needs and develop sustainable solutions across our innovation pillars. Furthermore, the role of CCO will be responsible for oversight of the P&L for all of Trinseo’s commercial activities in its reporting segments; ensuring the company has the right commercial processes and tools to drive sustainable, profitable growth, enhancing Trinseo’s focus on customer intimacy and executing the company’s transformation strategy to become a global specialty materials and sustainable solutions provider.”

Effective March 1, André Lanning will assume the newly created role of Senior Vice President and Chief Commercial Officer (CCO). As CCO, Lanning will also be responsible for stepping up commercial excellence, delivering commercial synergies and realizing the organic growth opportunities identified as part of the company’s transformation strategy.

“The creation of this new role of Chief Commercial Officer and the appointment of André to this role will bolster Trinseo’s already strong commitment to providing solutions for our customers,” said Bozich. “André brings more than 30 years of experience in the chemical industry. I am confident that he will successfully lead the company’s commercial activities as we transform into a speciality and sustainable solutions provider – where our success will be determined by how we differentiate our products and the value we create by working with our customers to solve problems – especially in the key end applications of mobility, building and construction, medical and consumer goods.”

Lanning will remain as a member of Trinseo’s Executive Management team and will continue to lead Trinseo’s Strategy, Corporate Development and Marketing Communications function until a successor has been appointed. Trinseo has launched the search for Lanning’s successor as well as the CTO position.

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics and latex binders with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, and building and construction. Trinseo had approximately $4.8 billion in net sales in 2021 and has 26 manufacturing sites and one recycling facility around the world and approximately 3,100 employees. For more information, please visit: www.trinseo.com.

Cautionary Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, our ability to successfully execute our transformation strategy and business strategy; our ability to integrate acquired businesses; global supply chain volatility, increased costs or disruption in the supply of raw materials or increased costs for transportation of our products; the nature of investment opportunities presented to the Company from time to time; and those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —”Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.